EXHIBIT 99.2

COMMUNITY OFFERING STOCK ORDER FORM
------------------------------------------------------------------
FREMONT MICHIGAN INSURACORP, INC.

         This form is to be completed and returned to Centennial Securities Company, Inc. ("Centennial") in the envelope provided for "Stock Reply". This offering will expire at 12:00 noon, local Michigan time, on _________ __, 2004. In order to subscribe for shares, this completed stock order form must be received by Centennial and payment in full must be received by the Escrow Agent by such time and such date.

         YOU MUST BE A MICHIGAN RESIDENT TO SUBSCRIBE FOR SHARES. BEFORE COMPLETING THIS STOCK ORDER FORM, YOU ARE URGED TO READ CAREFULLY THE PROSPECTUS MAILED TO YOU WITH THIS FORM. IF YOU DO NOT COMPLETE AND SIGN THIS STOCK ORDER FORM PROPERLY, YOUR ORDER MAY BE REJECTED.

[    ]         Check here if you are a policyholder of Fremont Mutual Insurance Company. If so, list the title of the policy(ies), the insured names on the policy(ies), and policy number(s) below:

Please note: failure to list your eligible policy may result in the loss of part or all of your subscription.

[    ]         Check here if you are an agent or an owner of an agency of Fremont Mutual Insurance Company. If so, state the name of your agency:

[    ]         Check here if you are an employee or retiree of Fremont Mutual Insurance Company.

Note: The minimum number of shares that you may subscribed for is 250 and the maximum number that any person may subscribed for is 5% of the total number of shares sold in the offering, which will be 46,000 shares if the maximum number of shares are sold.

Please complete items (1) through (7) and sign below:

(1)	Numberof Shares Subscribed: ____________ x $10.00 per share =

(2)	Subscription Price Due: $________________

(3)	Stock Registration: (Names in which stock is to be registered):

Name

Street
Michigan
City	State	Zip Code	County of Residence

Social Security Number or Federal Tax ID Number

         Registered owner (check one box below and provide proper SSAN or Tax ID Number above):
[ ]	Individual
[ ]	Uniform Transfers to Minors Act (SS# of minor)
[ ]	Joint Tenants
[ ]	Corporation/Limited Liability Company/Partnership
[ ]	Tenants in Common
[ ]	IRA or other qualified plan
[ ]	Fiduciary (i.e. trust, state)

(4)	Telephone Numbers: Please list your daytime and evening telephone numbers below:

Daytime: ( ) -	Evening: ( ) -

(5)	NASD Rule 2790 Compliance:

                   [    ]              Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in NASD Rule 2790.

"Restricted Person" includes (a) an NASD member or other broker/dealer; (b) an officer, director, general partner, associated person, or employee of a member or other broker/dealer; (c) an agent of a member or any other broker/dealer that is engaged in the investment banking or securities business; (d) a finder or any person acting in a fiduciary capacity to the managing underwriter, including, attorneys, accountants and financial consultants; (e) a person who has authority to buy or sell securities for a bank, savings and loan institution, insurance company, investment company, investment advisor, or collective investment account; (f) a person owning a broker dealer, as defined in the rule; or (g) an immediate family member of any of the foregoing persons if the foregoing person materially supports, or receives material support from, the immediate family member.

                   [    ]              Check here if you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, are a "restricted person" as defined in NASD Rule 2790 and you contend that the purchase of the shares is exempt from the prohibitions of NASD Rule 2790. If you check this box, please list the exemption and explain all facts on which you base your contention.

By signing this order form below and initialing it here, you certify that you, or if appropriate the beneficial owner(s) of the account on whose behalf you are executing this order form, is eligible to purchase new issues in compliance with Rule 2790. ______   (initials)

(6)	Affiliates & Associates/ Acting in Concert:

                   [    ]              Check here if you or any affiliates and associates or persons acting in concert with you have submitted other orders for shares. List below all other orders submitted by you or Affiliates and Associates (as defined) or by persons acting in concert with you.

Name(s) listed on other stock order	Number of Shares Subscribed

"Affiliate" is defined as: With respect to a person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with such person.

"Associate" is defined as: (i) any corporation or organization (other than Fremont Mutual Insurance Company and Fremont Michigan InsuraCorp, Inc.), of which such person is an officer or partner or is, directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, except that such term shall not include a Tax-Qualified Employee Stock Benefit Plan in which a person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (iii) any relative or spouse of such person, or any relative of such spouse, who has the same home as such person.

(7)	Acknowledgement and Signature:

The undersigned hereby acknowledges receipt of the Prospectus dated________ __, 2004, and that they have been advised to read the Prospectus (including the section entitled "Risk Factors"). The undersigned understands that, after receipt by Fremont Michigan InsuraCorp, Inc., this order may not be modified or withdrawn without the consent of Fremont Michigan InsuraCorp, Inc. The undersigned hereby certifies that the shares which are being subscribed for are for their own account only, and that they have no present agreement or understanding regarding any subsequent sale or transfer of such shares and they confirm that this order does not conflict with the purchase limitation and ownership limitation provisions in the plan of conversion.

Under penalties of perjury, the undersigned hereby certifies that (1) the social security number(s) or federal tax ID number(s) given above is (are) correct; and (2) they are not subject to backup withholding tax. (You must cross out #2 above if you have been notified by the Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return).

Please enclose your check, bank draft or money order payable to THE HUNTINGTON NATIONAL BANK, as escrow agent for Fremont Michigan InsuraCorp, Inc., in the amount of the Subscription Price Due with this completed and signed stock order form.

Please sign and date this form. ONLY ONE SIGNATURE IS REQUIRED.

If signing as a custodian, please include your full title or capacity.

Signature	Title (if applicable)	Date

Signature	Title (if applicable)	Date